Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 7, 2010 relating to the statement of assets acquired and liabilities assumed as of May 28, 2010 by EverBank, a wholly owned subsidiary of EverBank Financial Corp, appearing in the Prospectus included in Registration Statement No. 333-169824, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Jacksonville, Florida

May 10, 2012